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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 1, 2002



                      PACIFIC AEROSPACE & ELECTRONICS, INC.

             (Exact name of registrant as specified in its charter)



   Washington                      0-26088                       91-1744587
(State or other                  (Commission                   (IRS Employer
jurisdiction of                  File Number)                Identification No.)
incorporation or
  organization)


430 Olds Station Road, Third Floor, Wenatchee, WA                         98801
(Address of Principal Executive Offices)                              (Zip Code)


Registrant's telephone number,
including area code:                                              (509) 667-9600

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Item 5.  Other Events
---------------------

As of February 1, 2002, the Company and the holders of approximately 97.5% of its 11 1/4% senior subordinated notes executed an amendment (the "Amendment") to the Second Amended and Restated Agreement dated as of January 11, 2002 (the "Lock-up") regarding a proposed restructuring of the Company's debt and equity structure. The Amendment extended certain deadlines in the Lock-up from January 31, 2001 to March 1, 2002. The Amendment is attached to this current report as
Exhibit 99.1.

Item 7.  Financial Statements and Exhibits
------------------------------------------

(a)  Financial Statements
     --------------------

None required.

(b)  Pro Forma Financial Information
     -------------------------------

Not applicable.

(c)  Exhibits
     --------

The following is filed as an exhibit to this current report:

99.1 Amendment No. 1 to Second Amended and Restated Agreement dated as of February 1, 2002, between Pacific Aerospace & Electronics, Inc., GSCP Recovery, Inc., Alliance Capital Management L.P., as investment advisor, M.W. Post Advisory Group L.L.C., as investment advisor, and William E. Simon & Sons Special Situation Partners II, L.P.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PACIFIC AEROSPACE & ELECTRONICS, INC.

                                    By:     /s/ Sheryl A. Symonds
                                         ---------------------------------------
                                         Sheryl A. Symonds
                                         V.P. Administration & General Counsel,
                                         Secretary

Dated: February 7, 2002


                                       2

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                                  EXHIBIT INDEX

Exhibit
Number   Description

99.1 Amendment No. 1 to Second Amended and Restated Agreement dated as of February 1, 2002, between Pacific Aerospace & Electronics, Inc., GSCP Recovery, Inc., Alliance Capital Management L.P., as investment advisor, M.W. Post Advisory Group L.L.C., as investment advisor, and William E. Simon & Sons Special Situation Partners II, L.P.